Exhibit 99.1


        CSS Industries, Inc. Reports Sales and Earnings for the Year and
                          Quarter Ended March 31, 2006


     PHILADELPHIA--(BUSINESS WIRE)--May 23, 2006--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the year and quarter ended March 31, 2006. Sales for fiscal year 2006 decreased 2% to $525,494,000 from $536,362,000, while net income decreased 29% to $21,841,000, or $2.00 per diluted share, from $30,692,000, or $2.45 per diluted share, in fiscal 2005. Sales for the fourth quarter of 2006 decreased 10% to $52,161,000 from $57,927,000 in fiscal 2005. The net loss increased in the fourth quarter to $7,667,000, or $.73 per diluted share, from $4,485,000, or $.38 per diluted share, in fiscal 2005. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
     The sales decline of 2% in fiscal 2006 was primarily due to lower sales of Christmas gift wrap, everyday ribbons and bows and boxed greeting cards. Improved sales of seasonal tissue and gift bags partially offset the above sales declines. Net income declined 29% in fiscal 2006 due primarily to the impact of overall lower sales and poor operating performance of our gift wrap and tissue product lines. This poor performance was primarily due to increased product and energy costs, including increased fuel costs during our peak seasonal shipping season. Incremental costs associated with recruitment and relocation of key managers, severance associated with a workforce reduction and costs related to closing a warehouse also contributed to lower than expected operating results. Reduced customer program expenses and decreased incentive compensation partially offset the above negative results.
     Sales for the fourth quarter declined 10% as a result of a shift in Valentine shipments from the fourth quarter to the third quarter in the current fiscal year and lower everyday sales compared to the prior year. The net loss increased 71% primarily as a result of lower sales, increased inventory obsolescence reserves and severance costs related to a workforce reduction.
     "Fiscal 2006 was a disappointing year, particularly in our gift wrap and tissue product lines. We anticipate significant improvement in the profitability of these product lines for fiscal 2007, primarily as a result of improved management, improved sourcing of materials, and cost reduction initiatives," commented David J. M. Erskine, CSS President and CEO. "Assuming the successful turnaround of the gift wrap and tissue product lines, we expect EPS to be in the range of $2.40 to $2.55 per diluted share for the fiscal year ending March 31, 2007. This result includes estimated stock option expense of approximately $.19 per diluted share as a result of the adoption in fiscal 2007 of Financial Accounting Standards Board Statement No. 123R."

     This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs, currency risks and other risks associated with international markets, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

     CSS' consolidated results of operations for the three months and years ended March 31, 2006 and 2005 and condensed consolidated balance sheets as of March 31, 2006 and 2005 follow:


                      CSS INDUSTRIES, INC. AND SUBSIDIARIES
                      -------------------------------------
                       CONSOLIDATED RESULTS OF OPERATIONS
                       ----------------------------------

(In thousands, except
 per share amounts)


                             Year Ended          Three Months Ended
                              March 31,               March 31,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
                                               (Unaudited) (Unaudited)

SALES                    $525,494    $536,362     $52,161     $57,927
                       ----------- ----------- ----------- -----------

COSTS AND EXPENSES
   Cost of sales          399,605     397,538      41,797      44,268
   Selling, general
    and administrative
    expenses               90,248      89,997      23,343      21,013
   Interest expense,
    net                     3,279       2,374         297         342
   Rental and other
    income, net              (354)       (665)       (172)        (22)
                       ----------- ----------- ----------- -----------

                          492,778     489,244      65,265      65,601
                       ----------- ----------- ----------- -----------

INCOME (LOSS) BEFORE
 INCOME TAXES              32,716      47,118     (13,104)     (7,674)

INCOME TAX EXPENSE
 (BENEFIT)                 10,875      16,426      (5,437)     (3,189)
                       ----------- ----------- ----------- -----------

NET INCOME (LOSS)         $21,841     $30,692     $(7,667)    $(4,485)
                       =========== =========== =========== ===========

NET INCOME (LOSS) PER
 COMMON SHARE
   Basic                    $2.08       $2.58       $(.73)      $(.38)
                       =========== =========== =========== ===========
   Diluted                  $2.00       $2.45       $(.73)      $(.38)
                       =========== =========== =========== ===========

WEIGHTED AVERAGE
 SHARES OUTSTANDING
   Basic                   10,482      11,886      10,477      11,799
                       =========== =========== =========== ===========
   Diluted                 10,935      12,544      10,477      11,799
                       =========== =========== =========== ===========



                      CSS INDUSTRIES, INC. AND SUBSIDIARIES
                      -------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------

(In thousands)


                                               March 31,    March 31,
                                                 2006         2005
                                              -----------  -----------

                   ASSETS
                  --------

CURRENT ASSETS
   Cash and cash equivalents                     $57,656      $57,333
   Accounts receivable, net                       35,582       37,273
   Inventories                                   103,770      101,867
   Deferred income taxes                           7,898        8,199
   Other current assets                           18,906       13,945
                                              -----------  -----------

      Total current assets                       223,812      218,617
                                              -----------  -----------

PROPERTY, PLANT AND EQUIPMENT, NET                70,868       75,402
                                              -----------  -----------

OTHER ASSETS
   Intangible assets, net                         35,374       35,468
   Other                                           4,095        4,419
                                              -----------  -----------

      Total other assets                          39,469       39,887
                                              -----------  -----------

      Total assets                              $334,149     $333,906
                                              ===========  ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
   --------------------------------------

CURRENT LIABILITIES
   Notes payable                                      $-           $-
   Current portion of long-term debt              10,216       10,442
   Other current liabilities                      52,114       56,297
                                              -----------  -----------

      Total current liabilities                   62,330       66,739
                                              -----------  -----------

LONG-TERM DEBT                                    30,518       40,000
                                              -----------  -----------

LONG-TERM OBLIGATIONS                              3,533        3,607
                                              -----------  -----------

DEFERRED INCOME TAXES                              5,258        7,071
                                              -----------  -----------

STOCKHOLDERS' EQUITY                             232,510      216,489
                                              -----------  -----------

      Total liabilities and stockholders'
       equity                                   $334,149     $333,906
                                              ===========  ===========



     CONTACT: CSS Industries, Inc.
              Clifford E. Pietrafitta, 215-569-9900